                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT


               This Employment Agreement (the "Agreement") is entered into by and between CombiMatrix Corporation (the "Company") and Gerald Knudson ("Employee"), as of the 1st day of February 2000.

        I. EMPLOYMENT

               The Company hereby employs Employee and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth, from February 3, 2000 to and including January 31, 2004. This Agreement is subject to renewal only as set forth in Section VI below.

        II. DUTIES

               A. Employee shall serve during the course of his employment as President and Chief Executive Officer of the Company, as well as a member of the Company's Board of Directors, and shall have such other duties and responsibilities as Company's Board of Directors shall determine from time to time.

               B. Employee agrees to devote substantially all of his time, energy and ability to the business of the Company. Nothing herein shall prevent Employee, upon approval of the Board of Directors of the Company, from serving as (a) a director or trustee of other corporations or businesses or (b) a member of advisory boards or industry associations, in each case, which are not in competition with the business of the Company or Acacia Research Corporation ("Acacia") or any of its and their present or future affiliates; provided that such activities do not interfere with his responsibilities to Company or the performance of his duties for Company. Nothing herein shall prevent Employee from investing in real estate for his own account or from becoming a partner or a stockholder in any corporation, partnership or other venture not in competition with the business of Acacia or the Company or any of its and their current or future affiliates. In addition, Employee may provide services to Acacia for purposes of identifying and evaluating possible investments by Acacia.

               C. For the term of this Agreement, Employee shall report to the Board of Directors of the Company.


        III. COMPENSATION

               A. Base Salary. The Company will pay to Employee a base salary at the rate of Two Hundred Ninety Five Thousand Dollars ($295,000) per year. Such salary shall be earned monthly and shall be payable in periodic installments no less frequently than monthly in accordance with the Company's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deductions. The Company may in its discretion increase Employee's salary but it may not reduce it during the time he serves as President and Chief Executive Officer.

               B. Bonus, Incentive, Savings and Retirement Plans. Employee shall be eligible to be considered for a discretionary bonus by Company's Board of Directors. In addition, Employee shall be eligible to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other senior executives of the Company.

               C. Welfare Benefit Plans. Employee and/or his family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) (hereinafter referred to collectively as the "Welfare Benefit Plans") to the extent applicable generally to other peer executives of the Company.

               D. Moving Expenses. Employee shall be entitled to receive prompt reimbursement of the actual cost of all reasonable moving related to the moving of Employee's household goods from South Carolina to the San Francisco Bay Area, or other headquarter city to be determined.

               E. Expenses. Employee shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other senior executives of the Company.

               F. Fringe Benefits. Employee shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies as in effect generally with respect to other peer executives of the Company.

               G. Vacation. Employee shall be entitled to paid vacation in accordance with the plans, policies, programs and practices as in effect generally with respect to other peer executives of the Company

               H. Modifications. The Company reserves the right to modify, suspend or discontinue any and all of the above plans, practices, policies and programs at any time without recourse by Employee so long as such action is taken generally with respect to other similarly situated peer executives and does not single out Employee.


        IV. TERMINATION

               A. Death or Disability. Employee's employment shall terminate automatically upon Employee's death. If the Company determines in good faith that the Disability of Employee has occurred (pursuant to the definition of Disability set forth below), it may give to Employee written notice in accordance with Section XVII of its intention to terminate Employee's employment. In such event, Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Employee, provided that, within the 30 days after such receipt, Employee shall not have returned to full-time performance of his duties. For purposes of this Agreement, "Disability" shall mean a physical or mental impairment which renders Employee unable to perform the essential functions of his position, even with reasonable accommodation which does not impose an undue hardship on the Company. The Company reserves the right, in good faith, to make the determination of disability under this Agreement based upon information supplied by Employee and/or his medical personnel, as well as information from medical personnel (or others) selected by the Company or its insurers.

               B. Cause. The Company may terminate Employee's employment for Cause. For purposes of this Agreement, "Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that Employee has engaged in or committed: willful misconduct; gross negligence; theft, fraud or other illegal conduct; refusal or unwillingness to perform his duties; sexual harassment; conduct which reflects adversely upon, or making any remarks disparaging of, the Company, its Board, officers, directors, advisors or employees or its affiliates or subsidiaries; insubordination; any willful act that is likely to and which does in fact have the effect of injuring the reputation, business or a business relationship of the Company; violation of any fiduciary duty; violation of duty of loyalty; and breach of any term of this Agreement.

               C. Other than Cause or Death or Disability. The Company may terminate Employee's employment at any time, with or without Cause, upon written notice to Employee.

               D. Resignation. Employee may voluntarily terminate his employment with the Company with 30 days prior written notice to the Company.

               E. Obligations of the Company Upon Termination.

                    1. Death or Disability or Resignation. If Employee's
               employment is terminated by reason of Employee's Death or Disability or voluntarily by Employee, this Agreement shall terminate without further obligations to Employee or his legal representatives under this Agreement, other than for (a) payment of the sum of (i) Employee's annual base salary through the date of termination to the extent not theretofore paid and (ii) any compensation previously deferred by Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (i) and (ii) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to Employee or his estate or beneficiary, as applicable, in a lump sum in cash upon termination; and (b) payment to Employee or his estate or beneficiary, as applicable, any amounts due pursuant to the terms of any applicable Welfare Benefit Plans.

                    2. Cause. If Employee's employment is terminated by the
               Company for Cause, this Agreement shall terminate without further obligations to Employee other than for the timely payment of Accrued Obligations. If it is subsequently determined that the Company did not have Cause for termination under this Section IV-E-2, then the Company's decision to terminate shall be deemed to have been made under Section IV-E-3 and the amounts payable thereunder shall be the only amounts Employee may receive under this Agreement for his termination.

                    3. Other than Cause or Death or Disability. If the Company terminates Employee's employment for other than Cause or Death or Disability, this Agreement shall terminate without further obligations to Employee other than the timely payment of Accrued Obligations
                (a) the payment to Employee of a lump sum equal to the aggregate of (i) twelve months of Employee's base salary and (ii) twelve months of benefits under the Welfare Benefit Plans for Employee and/or his family, as the case may be, less standard withholdings and other authorized deductions, however, that if the Company terminates Employee's employment for other than Cause, Death or Disability within one year following a Change of Control (as defined below) of the Company, then the Company will promptly pay to Employee a lump sum equal to the aggregate of
                (a) Accrued Obligations and (b) twenty four months of Employee's base salary and twenty four months of benefits under the Welfare Benefit Plans for Employee and/or his family, as the case may be, less standard withholdings and other authorized deductions. For the purposes of this Agreement, "Change in Control" shall mean (i) any person or entity (or group of affiliated persons or entities) other than Acacia acquires, in one or more transactions, ownership of 50.0% or more of the outstanding shares of Common Stock of the Company or (ii) any sale, transfer or other conveyance of all or substantially all of the Company's assets in one transaction or a series of related transactions.

                    4. Exclusive Remedy. Employee agrees that the payments
               contemplated by this Agreement shall constitute the exclusive and sole remedy for any termination of his employment, and Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.


        V. ARBITRATION.

               Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration, to be held in San Francisco County, California in accordance with California Civil Procedure Code Sections 1282-1284.2. In the event either party institutes arbitration under this Agreement, the party prevailing in any such litigation shall be entitled, in addition to all other relief, to reasonable attorneys' fees relating to such arbitration. The nonprevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, etc.


        VI. RENEWAL.

               This Agreement shall be automatically renewed for one additional year each year after the expiration of the stated term, unless one party or the other gives notice, in writing, at least thirty (30) days prior to the expiration of this Agreement (or any renewal) of their desire to terminate the Agreement or modify its terms.


        VII. ANTISOLICITATION.

               Employee promises and agrees that during the term of this Agreement and for a period of 18 months after the termination of his employment, he will not influence or attempt to influence customers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company.


        VIII. SOLICITING EMPLOYEES.

               Employee promises and agrees that he will not, for a period of one year following termination of his employment or the expiration of this Agreement or renewal in accordance with Section VI above, directly or indirectly solicit any of the Company employees who earned annually $25,000 or more as a Company employee during the last six months of his or his own employment to work for any other business, individual, partnership, firm, corporation, or other entity.


        IX. CONFIDENTIAL INFORMATION.

               A. Employee, in the performance of Employee's duties on behalf of the Company, shall have access to, receive and be entrusted with confidential information, including, but in no way limited, to business plans and strategies, development, marketing, organizational, financial, management, administrative, production, distribution and sales information, data, specifications and processes presently owned or at any time in the future developed, by the Company or its agents or consultants, or used presently or at any time in the future in the course of its business that is not otherwise part of the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and will be available to Employee in confidence. Except in the performance of duties on behalf of the Company, Employee shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material, unless (i) such Confidential Material ceases (through no fault of Employee's) to be confidential because it has become part of the public domain or (ii) such disclosure is compelled by legal process or court order (in which case Employee shall immediately notify the Company and cooperate with the Company in any motion made by the Company to oppose such disclosure). All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which Employee prepares, uses or encounters, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon termination of this Agreement by any means, or whenever requested by the Company, Employee shall promptly deliver to the Company any and all of the Confidential Material, not previously delivered to the Company, that may be or at any previous time has been in Employee's possession or under Employee's control.

               B. Employee hereby acknowledges that the sale or unauthorized use or disclosure of any of the Company's Confidential Material by any means whatsoever and any time before, during or after Employee's employment with the Company shall constitute Unfair Competition. Employee agrees that Employee shall not engage in Unfair Competition either during the time employed by the Company or any time thereafter.

        X. SUCCESSORS.

               A. This Agreement is personal to Employee and shall not, without the prior written consent of the Company, be assignable by Employee.

               B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes.


        XI. WAIVER.

               No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.


        XII. MODIFICATION.

               This Agreement may not be amended or modified other than by a written agreement executed by Employee and an officer of the Company duly authorized by the Company's Board of Directors.


        XIII. SAVINGS CLAUSE.

               If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.


        XIV. COMPLETE AGREEMENT.

               This Agreement constitutes and contains the entire agreement and final understanding concerning Employee's employment with the Company and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.


        XV. GOVERNING LAW.

               This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.

        XVI. CONSTRUCTION.

               Each party has cooperated in the drafting and preparation of this agreement. Hence, in any construction to be made of this agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this agreement are not part of the provisions hereof and shall have no force or effect.


        XVII. COMMUNICATIONS.

               All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to Gerald Knudson at 1740 Franklin, Unit 3, San Francisco 94109 at or addressed to the Company at 887 Mitten Road, Suite 200, Burlingame, California 94010, with a copy to John A. Laco, Esq. c/o O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071.. Either party may change the address at which notice shall be given by written notice given in the above manner.


        XVIII. EXECUTION.

               This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.


        XIX. LEGAL COUNSEL.

               In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them


               In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

COMBIMATRIX CORPORATION                      GERALD D. KNUDSON

By
  -------------------------------            -------------------------------

Its
   ------------------------------